Exhibit 10.1

FIRST AMENDMENT TO

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA DEFERRED COMPENSATION PLAN

Eligibility

WHEREAS, under Section 8.1 of The Prudential Insurance Company of America Deferred Compensation Plan, as amended and restated effective October 10, 2011 (the “Plan”), the Vice President of Compensation (the “VP”) is authorized to adopt minor amendments to the Plan without the prior approval of the Compensation Committee of the Board of Directors that (i) are necessary or advisable for purposes of complying with applicable laws and regulations, (ii) relate to administrative practices under the Plan, (iii) relate to the selection or deletion of additional notional investment options for Plan participants in their accounts, or (iv) have an insubstantial financial effect on the Plan; and

WHEREAS, the VP wishes to amend the Plan to update and clarify the categories of employees or agents eligible to participate in the Plan.

NOW, THEREFORE, the Plan is amended, effective as of October 5, 2012, as follows:

1.	Section 3.1(a)(iii)(B) is hereby amended and restated to read as follows:

“For Plan Year 2001 Deferral Commitments and beyond:

A Home Office Sales Professional at grade LMS and above or at grade 540 and above whose Annual Compensation exceeds (or is anticipated to exceed) $250,000 (or such greater or less amount as the Committee shall specify from time to time, to be effective as of any future Plan Year) in any Plan Year; and or”

2.	Section 3.1(a)(iii)(C) is hereby amended and restated to read as follows:

“An Insurance Sales Agent whose Annual Compensation exceeds (or is anticipated to exceed) $150,000 (or such greater or less amount as the Committee shall specify from time to time, to be effective as of any future Plan Year) for such Plan Year.”

3.	Section 3.2(a)(iv) is hereby amended and restated to read as follows:

“For Insurance Sales Agents described in Section 3.1(a)(iii)(C) above, all amounts in excess of $150,000 (or such greater or less amount as the Committee shall specify from time to time, to be effective as of any future Plan Year) of Annual Compensation earned during the Plan Year subsequent to the year in which such Employee executes a Participation Agreement in accordance with the terms of Section 3.4; and”

IN WITNESS WHEREOF, the undersigned hereby executes this First Amendment to the Plan this 5th day of October, 2012.

/S/ HAROON SAEED
Haroon Saeed
Vice President, Compensation